GREENLIGHT RE ANNOUNCES
FOURTH QUARTER AND YEAR END 2021 FINANCIAL RESULTS

Net income for the quarter of $24.3 million
Fully diluted book value per share increased 5.6% in the quarter to $13.99

GRAND CAYMAN, Cayman Islands - March 8, 2022 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the quarter and year ended December 31, 2021. The results included:

•Net income of $24.3 million, or $0.71 per share, compared to net income of $42.0 million, or $1.20 per share, in the fourth quarter of 2020;
•Combined ratio of 96.4%, compared to a combined ratio of 101.0% in the fourth quarter of 2020;
•Total investment income of $25.3 million, compared to total investment income of $48.4 million in the fourth quarter of 2020; and
•An increase in fully diluted book value per share of $0.74, or 5.6%, to $13.99.

The following summarizes the Company’s underwriting results for the fourth quarter of 2021 and 2020:

	Three months ended December 31
	2021	2020
	($ in thousands)
Gross premiums written	125,144	117,719
Net premiums earned	135,880	120,457
Underwriting income (loss)	4,810	(1,142)
Combined ratio	96.4%	101.0%

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “Our fourth quarter 2021 performance was strong, with gains posted from each of underwriting, Solasglas and Innovations investments, producing an increase in book value per share of 5.6%.”

David Einhorn, Chairman of the Board of Directors, stated, “We are pleased with our strong underwriting and investment results in the quarter. After facing strong headwinds for a number of years, we now believe the investment environment has turned favorable for our strategy.”

Underwriting and Investment Results

Fourth Quarter of 2021

Gross premiums written in the fourth quarter of 2021 were $125.1 million, compared to $117.7 million in the fourth quarter of 2020. This increase relates primarily to growth in our Lloyd’s and financial lines businesses. These increases were partially offset by reductions in our auto business, as well as premium associated with certain multiline, workers’ compensation, and health contracts.

Net premiums earned were $135.9 million during the fourth quarter of 2021, an increase from $120.5 million in the comparable 2020 period.

The Company recognized net underwriting income of $4.8 million in the fourth quarter of 2021, compared to an underwriting loss of $1.1 million in the comparable 2020 period. The Company recognized favorable prior-year loss development in the fourth quarter of 2021, with a net financial impact of $11.5 million, which reduced the Company’s combined ratio by 8.5 percentage points. Partially offsetting this favorable development was $8.7 million of expense recognized on deposit-accounted contracts, as the Company increased its estimate of the ultimate cash flows associated with these transactions. These adjustments contributed an additional 6.4 percentage points to the Company’s combined ratio. The primary drivers of the underwriting loss in the fourth quarter of 2020 were Hurricane Laura and the North American wildfires.

The Company’s total investment income during the fourth quarter of 2021 was $25.3 million. The Company’s Investment Portfolio, managed by DME Advisors, returned 9.9%, representing a $22.3 million gain from the Solasglas fund. The Company reported $3.1 million of other investment income, primarily from its Innovations investments.

Year ended December 31, 2021

The Company earned net income of $17.6 million, or $0.51 per share, for the year ended December 31, 2021. It grew diluted book value per share by 4.2% during 2021.

Gross written premiums were $565.4 million for the year ended December 31, 2021, an increase of $85.6 million, or 17.8%, compared to the comparable 2020 period. This growth was driven by an increase in Lloyd’s multiline quota share contracts written during 2021.

Net premiums earned were $539.3 million for the year ended December 31, 2021, an increase of $83.9 million, or 18.4%, compared to the equivalent 2020 period.

The Company incurred an underwriting loss for the year ended December 31, 2021, of $5.2 million, corresponding to a combined ratio of 100.9%. The underwriting loss for the equivalent 2020 period was $1.6 million, representing a combined ratio of 100.4%. Hurricane Ida, winter storm Uri, European floods and hailstorms, U.S. tornados, and South African riots contributed $32.7 million to the underwriting loss for the year ended December 31, 2021. In total, these events contributed 6.1 percentage points to the Company’s combined ratio during the period. By comparison, the catastrophe events during 2020, including hurricanes Laura, Isaias, and Sally, the Midwest derecho storms, and North American wildfires, contributed $9.0 million to the underwriting loss for the year ended December 31, 2020. Additionally, COVID-19 contributed $7.1 million to the underwriting loss for the year ended December 31, 2020.

Total investment income for the year ended December 31, 2021, was $50.2 million, compared to investment income of $25.5 million incurred during the equivalent 2020 period. The investment income for the year ended December 31, 2021, was due primarily to gains recognized in connection with the Company’s strategic investments. The Company’s investment in the Solasglas fund generated income of $18.1 million for the year ended December 31, 2021, compared to a gain of $4.4 million during the equivalent 2020 period.

Greenlight Capital Re, Ltd. Fourth Quarter and Year End 2021 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Wednesday, March 9, 2022, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-844-274-4096
International            1-412-317-5608

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a unique dial-in number and PIN.
Conference Call registration link: https://dpregister.com/sreg/10163112/f0c3255c78

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre220309.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on March 9, 2022, until 9:00 a.m. Eastern time on March 16, 2022. The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll-free) or 1-412-317-0088 (international), access code 1172157. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including adjusted combined ratio, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K filed with the Securities Exchange Commission on March 8, 2022. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment, risk capacity, and access to a broad insurance network.

Contact:
Investor Relations:
Karin Daly
The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED BALANCE SHEETS

(expressed in thousands of U.S. dollars, except per share and share amounts)

	December 31, 2021	December 31, 2020
Assets
Investments
Investment in related party investment fund	$183,591	$166,735
Other investments	47,384	29,418
Total investments	230,975	196,153
Cash and cash equivalents	76,307	8,935
Restricted cash and cash equivalents	634,794	745,371
Reinsurance balances receivable (net of allowance for expected credit losses)	405,365	330,232
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	11,100	16,851
Deferred acquisition costs	63,026	51,014
Unearned premiums ceded	42	—
Notes receivable	—	6,101
Other assets	5,885	2,993
Total assets	$1,427,494	$1,357,650
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$524,010	$494,179
Unearned premium reserves	227,584	201,089
Reinsurance balances payable	91,224	92,247
Funds withheld	3,792	4,475
Other liabilities	7,164	5,009
Convertible senior notes payable	98,057	95,794
Total liabilities	951,831	892,793
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 27,589,731 (2020: 28,260,075): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2020: 6,254,715))	$3,384	$3,452
Additional paid-in capital	481,784	488,488
Retained earnings (deficit)	(9,505)	(27,083)
Total shareholders' equity	475,663	464,857
Total liabilities and equity	$1,427,494	$1,357,650

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED RESULTS OF OPERATIONS

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
Underwriting revenue
Gross premiums written	$125,144	$117,719	$565,393	$479,791
Gross premiums ceded	(35)	6	(41)	(2,268)
Net premiums written	125,109	117,725	565,352	477,523
Change in net unearned premium reserves	10,771	2,732	(26,073)	(22,112)
Net premiums earned	$135,880	$120,457	$539,279	$455,411
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$92,753	$85,537	$389,080	$333,096
Prior year	(12,851)	(648)	(14,100)	4,737
Net loss and loss adjustment expenses incurred	79,902	84,889	374,980	337,833
Acquisition costs	38,900	32,628	144,960	109,288
Underwriting expenses	3,570	3,981	12,880	12,365
Deposit accounting and other reinsurance expense (income)	8,698	101	11,655	(2,463)
Net underwriting income (loss)	$4,810	$(1,142)	$(5,196)	$(1,612)

Income (loss) from investment in related party investment fund	$22,283	$38,517	$18,087	$4,431
Net investment income (loss)	3,066	9,864	32,065	21,101
Total investment income (loss)	$25,349	$48,381	$50,152	$25,532
Net underwriting and investment income (loss)	$30,159	$47,239	$44,956	$23,920

Corporate expenses	$4,459	$4,325	$16,489	$14,036
Other (income) expense, net	(196)	(680)	880	(686)
Interest expense	1,579	1,578	6,263	6,280
Income tax expense (benefit)	13	—	3,746	424
Net income (loss)	$24,304	$42,016	$17,578	$3,866

Earnings (loss) per share
Basic	$0.72	$1.20	$0.51	$0.11
Diluted	$0.71	$1.20	$0.51	$0.11

Underwriting ratios
Loss ratio - current year	68.3%	71.0%	72.1%	73.1%
Loss ratio - prior year	(9.4)%	(0.6)%	(2.6)%	1.1%
Loss ratio	58.8%	70.5%	69.5%	74.2%
Acquisition cost ratio	28.6%	27.1%	26.9%	24.0%
Composite ratio	87.4%	97.6%	96.4%	98.2%
Underwriting expense ratio	9.0%	3.4%	4.5%	2.2%
Combined ratio	96.4%	101.0%	100.9%	100.4%

The following tables present the Company’s underwriting ratios by line of business:

	Three months ended December 31				Three months ended December 31
	2021				2020
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	99.2%	63.1%	31.7%	58.8%	46.2%	72.9%	75.7%	70.5%
Acquisition cost ratio	21.6	28.7	31.2	28.6	20.4	26.6	31.5	27.1
Composite ratio	120.8%	91.8%	62.9%	87.4%	66.6%	99.5%	107.2%	97.6%
Underwriting expense ratio				9.0				3.4
Combined ratio				96.4%				101.0%

	Year ended December 31				Year ended December 31
	2021				2020
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	82.0%	73.1%	54.7%	69.5%	69.7%	71.7%	83.4%	74.2%
Acquisition cost ratio	21.3	26.6	30.0	26.9	20.4	27.2	17.4	24.0
Composite ratio	103.3%	99.7%	84.7%	96.4%	90.1%	98.9%	100.8%	98.2%
Underwriting expense ratio				4.5				2.2
Combined ratio				100.9%				100.4%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Management also uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and allow for a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as a substitute for those determined under U.S. GAAP.

Adjusted combined ratio

“Combined ratio” is a commonly used measure in the property and casualty insurance industry and is calculated using U.S. GAAP components. We use the combined ratio, along with an analysis of significant drivers, to evaluate our underwriting performance. During 2020, in an effort to further evaluate our underwriting performance, we introduced the “adjusted combined ratio,” a non-GAAP measure that excludes the effects of underwriting losses attributable to (i) prior accident-year reserve development, (ii) catastrophe losses, and (iii) certain significant, infrequent loss events. we have since determined that the use of this measure does not significantly enhance our or investors’ understanding of the underlying trends or variability in our underwriting results. Accordingly, we do not intend to use or disclose our adjusted combined ratio in future periods.

In calculating the adjusted combined ratio, we exclude underwriting income and losses attributable to (i) prior accident-year reserve development, (ii) catastrophe events, and (iii) other significant infrequent adjustments.

Prior accident-year reserve development, which can be favorable or unfavorable, represents changes in our estimates of losses and loss adjustment expenses associated with loss events that occurred in prior years.

By their nature, catastrophe events and other significant infrequent adjustments are not representative of the type of loss activity that we would expect to occur in every period.

    The following table reconciles the combined ratio to the adjusted combined ratio:

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
Combined ratio	96.4%	101.0%	100.9%	100.4%
Impact on combined ratio of selected items:
Prior-year development	(8.5)%	—%	(1.5)%	0.8%
Catastrophes (current year)	0.8%	7.5%	6.1%	2.0%
Other adjustments	6.4%	0.9%	2.2%	1.6%
Adjusted combined ratio	97.7%	92.6%	94.1%	96.0%
•The caption “Catastrophes (current year)” includes events that occur during a given period, as well as current-period development on catastrophe events occurring earlier in the fiscal year.
•The caption “Other adjustments” represents, for the three and twelve-month periods ended December 31, 2021, interest income and expense on deposit-accounted contracts due to changes in the associated estimated ultimate cash flows and, for the equivalent 2020 periods, losses relating to the COVID-19 pandemic.

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned, plus other income relating to reinsurance and deposit-accounted contracts, less deposit interest expense, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, and expected credit losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
	($ in thousands)
Income (loss) before income tax	$24,317	$42,016	$21,324	$4,290
Add (subtract):
Total investment (income) loss	(25,349)	(48,381)	(50,152)	(25,532)
Other non-underwriting (income) expense	(196)	(680)	880	(686)
Corporate expenses	4,459	4,325	16,489	14,036
Interest expense	1,579	1,578	6,263	6,280
Net underwriting income (loss)	$4,810	$(1,142)	$(5,196)	$(1,612)